Exhibit 99.(11)

Goodwin Procter LLP
Counselors at Law
Exchange Place
Boston, MA 02109
T: 617.570.1000
F: 617.523.1231

901 New York Avenue NW
Washington, DC 20001
T: 202.346.4000
F: 202.346.4444

November 5, 2013

Advanced Series Trust

Gateway Center Three

100 Mulberry Street

Newark, New Jersey  07102

Re:                            Advanced Series Trust
Registration Statement on Form N-14
File No. 811-05186

Ladies and Gentlemen:

As counsel to Advanced Series Trust, formerly known as the American Skandia Trust (the “Trust”), a voluntary association with transferable shares under Chapter 182 of the Massachusetts General Laws, commonly referred to as a “Massachusetts business trust,” we have been asked to render our opinion with respect to the issuance of shares of beneficial interest of the Trust, $0.001 par value per share (the “Shares”), each share representing an interest in AST Loomis Sayles Large-Cap Growth Portfolio, a series of the Trust (the “Portfolio”), in connection with the Plan of Reorganization of the Trust, on behalf of the Portfolio and the AST Goldman Sachs Concentrated Growth Portfolio, dated as of October 31, 2013 (the “Plan”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion expressed below.  We have relied, without independent verification, on a certificate of the Secretary of the Commonwealth of Massachusetts and, as to matters of fact material to the opinion set forth below, on representations in the Plan and on a certificate of the Secretary of the Trust.  We also have assumed that the Shares will be issued and sold in accordance with the terms and conditions set forth in the Plan and in any event for not less than the par value per Share, and that ownership of the Shares will be duly recorded in the books of the Trust.

The opinion expressed below is limited to the laws of the Commonwealth of Massachusetts.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold, will be validly issued, fully paid and non-assessable by the Trust.

We hereby consent to the filing of this opinion as Exhibit 11 to the Trust’s Registration Statement on Form N-14 (the “Registration Statement”) and to the references to our firm as legal counsel for the Trust in the Registration Statement.  This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,

/s/ Goodwin Procter LLP

Goodwin Procter LLP